                                                               Exhibit 99.(a)(5)

                        MORGAN STANLEY SPECIAL VALUE FUND

                     INSTRUMENT ESTABLISHING AND DESIGNATING
                          ADDITIONAL CLASSES OF SHARES

WHEREAS, Morgan Stanley Special Value Fund (the "Trust") was established by the
Declaration of Trust dated June 21, 1996, as amended from time to time (the
"Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate two additional classes of shares, to be known as Class R and Class W as provided herein.

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 6.9(h) of the Declaration, there are hereby established and designated two additional classes of shares, to be known as Class R and Class W (the "Additional Classes"), each of which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Declaration with respect to the existing classes of shares of the Trust, known as Class A, Class B, Class C and Class D (the
"Existing Classes") except to the extent the Trust's Multiple Class Plan
Pursuant to Rule 18f-3, attached hereto as Exhibit A, sets forth differences (i)
between each of the Additional Classes, or (ii) among each of the Existing
Classes and the Additional Classes.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of November 2007.

------------------------------------------------------------ ---------------------------------------------------------

/s/ Frank L. Bowman                                          /s/ Michael Bozic
--------------------------------------                       -------------------------------------
Frank L. Bowman, as Trustee, and not individually            Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees                          Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036               1177 Avenue of the Americas New York, NY 10036
------------------------------------------------------------ ---------------------------------------------------------

/s/ Kathleen A. Dennis                                       /s/ Manuel H. Johnson
--------------------------------------                       --------------------------------------
Kathleen A. Dennis, as Trustee, and not individually         Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees                          888 16th Street, N.W., Suite 740
1177 Avenue of the Americas                                  Washington, D.C. 20006
New York, NY 10036
------------------------------------------------------------ ---------------------------------------------------------

                                                             /s/ Joseph J. Kearns
--------------------------------------                       --------------------------------------
James F. Higgins, as Trustee, and not individually           Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust                                     c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two                       PMB754, 23852 Pacific Coast Highway
Jersey City, NJ 07311                                        Malibu, CA 90265

------------------------------------------------------------ ---------------------------------------------------------

                                                             /s/ Michael E. Nugent
--------------------------------------                       --------------------------------------
Michael F. Klein, as Trustee, and not individually           Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Triumph Capital, L.P.
Counsel to the Independent Trustees                          445 Park Avenue
1177 Avenue of the Americas                                  New York, NY 10022
New York, NY 10036

------------------------------------------------------------ ---------------------------------------------------------

/s/ W. Allen Reed
--------------------------------------                       --------------------------------------
W. Allen Reed, as Trustee, and not individually              Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                      c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees                          85 Charles Colman Blvd.
1177 Avenue of the Americas                                  Pawling, NY 12564
New York, NY 10036

------------------------------------------------------------ ---------------------------------------------------------

STATE OF NEW YORK          )
                           )ss:
COUNTY OF NEW YORK         )

     On this 29th day of November 2007, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN
A. DENNIS, MANUEL H. JOHNSON, JOSEPH J. KEARNS, MICHAEL E. NUGENT and W. ALLEN
REED, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                  /s/ Jonn William Plerchee
                                  -------------------------
                                  Notary Public

                                  JONN WILLIAM PLERCHEE
                                  ---------------------------------------
                                  Notary Public, State of New York
                                  No. 01PL6080628
                                  Qualified in New York County
                                  Commission Expires Sept. 16, 2010
                                                     --------------

My Commission expires: 9/16/10